UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: June 9, 2016

(Date of earliest event reported)

A.M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indentures Relating to Senior Secured Notes due 2018

On June 9, 2016, A.M. Castle & Co. (the “Company”), certain subsidiaries of the Company (the “Note Guarantors”) and U.S. Bank National Association, as trustee and collateral agent (“U.S. Bank”) entered into a supplement (the “Second Supplemental Indenture”) to the indenture (the “Indenture”), dated February 8, 2016, governing the Company’s outstanding 12.75% Senior Secured Notes due 2018 (the “Senior Secured Notes”). The amendments covered by the Second Supplemental Indenture were approved pursuant to a consent entered into by holders of Senior Secured Notes representing 65.5% of the aggregate principal amount of Senior Secured Notes eligible to vote thereon.

Pursuant to its original terms, until such time as the Company makes special redemptions in the aggregate principal amount of $40 million, the Indenture imposed a temporary reduction in the amount of the senior credit facility basket provided for under the debt incurrence covenant (the “Senior Credit Facility Availability Blocker Amount”) equal to net proceeds received by the Company from covered asset sale(s) and used to temporarily repay indebtedness outstanding under the Company’s senior credit facility, subject to a dollar-for-dollar reduction to the extent that the Company’s Senior Secured Notes are redeemed. The Second Supplemental Indenture amended the Indenture to limit the Senior Credit Facility Availability Blocker Amount to $40 million, subject to a dollar-for-dollar reduction to the extent that the Company’s Senior Secured Notes are redeemed.

Previously, the Company, the Note Guarantors and U.S. Bank entered into a supplement (the “First Supplemental Indenture”), dated May 16, 2016, to the Indenture to remove references related to a “Registered Convertible Note Exchange” and related corresponding changes necessary to permit the Company’s previously announced private issuance of new 5.25% Convertible Senior Secured Notes due 2019 in exchange for its previously outstanding 7.00% Convertible Senior Notes due 2017 (the “Old Convertible Notes”). The amendments covered by the First Supplemental Indenture were made in accordance with the terms of the previously announced Amended and Restated Transaction Support Agreements that the Company entered into on March 18, 2016 with certain holders of the Senior Secured Notes and the Old Convertible Notes.

The foregoing is qualified in its entirety by reference to the First Supplemental Indenture and the Second Supplemental Indenture contained in this Current Report on Form 8-K, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	First Supplemental Indenture, dated May 16, 2016, among A.M. Castle & Co., the Note Guarantors, and U.S. Bank National Association, as trustee and collateral agent.

4.2	Second Supplemental Indenture, dated June 9, 2016, among A.M. Castle & Co., the Note Guarantors, and U.S. Bank National Association, as trustee and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

June 13, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated May 16, 2016, among A.M. Castle & Co., the Note Guarantors, and U.S. Bank National Association, as trustee and collateral agent.

4.2	Second Supplemental Indenture, dated June 9, 2016, among A.M. Castle & Co., the Note Guarantors, and U.S. Bank National Association, as trustee and collateral agent.

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